UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2021
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2021, Craig A. Moughler, Senior Vice President and Chief Supply Chain Officer of Valvoline Inc. (“Valvoline” or the “Company”), informed Valvoline of his intention to retire from the Company, effective as of October 31, 2021. Thomas A. Gerrald, the Company’s Senior Vice President, Global Products – North America, has been appointed as the Company’s Senior Vice President and Chief Supply Chain Officer to succeed Mr. Moughler, effective as of October 4, 2021. Mr. Moughler will support the transition to Mr. Gerrald through the date of his retirement. The Company appreciates Mr. Moughler’s nearly 34 years of service to Valvoline and wishes him the best in his retirement.

Item 8.01.	Other Events.
The Company announced the following additional organizational changes: (i) Jamal K. Muashsher, the Company’s Senior Vice President, Global Products – International will assume Mr. Gerrald’s responsibilities for Global Products - North America and has been appointed as the Company’s Senior Vice President and President of Global Products and (ii) Heidi J. Matheys, the Company’s Senior Vice President and Chief Marketing Officer has been appointed as the Company’s Senior Vice President, Chief Marketing and Transformation Officer. In Ms. Matheys expanded role, she will lead the Company’s strategic initiatives to provide future service capabilities to meet the needs of an evolving car parc. These organizational changes are effective as of October 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: September 24, 2021	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

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